1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3 www.ithmines.com

NR13-12	December 23, 2013

International Tower Hill Announces Management Reorganization
And Appoints Tom Irwin as Chief Executive Officer

Vancouver, British Columbia, December 23, 2013 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH) (NYSE-MKT: THM) today announced that the Company will reorganize senior management and its Board of Directors, and implement a reduction in the work force. These changes are being made to focus the Company’s efforts on project optimization opportunities, maintenance of environmental baseline activities required for permitting, advancing discussions with companies holding confidentiality agreements and conserving cash. The Company will retain the strong development and permitting team for moving the project forward, while maintaining ITH’s significant gold asset.

The Company is pleased to announce that Mr. Thomas Irwin has been appointed President and Chief Executive Officer effective January 1, 2014. Mr. Irwin has been serving as Vice President, supporting corporate strategic initiatives as well as being responsible for technical matters for the Company’s Livengood Gold Project.

Mr. Irwin will succeed Don Ewigleben, who became CEO in September 2012, after having previously served as the Chairman of the Board. Mr. Ewigleben recently informed the Board of his desire to seek an orderly transition now that the Company is properly organized for its present activities in conserving cash and in view of the current market conditions. Mr. Ewigleben has agreed to assist the Company in this transition as a consultant and counsel.

"I am very pleased to take on the role of Chief Executive Officer of ITH as our team continues to advance the Livengood Gold Project,” said Mr. Irwin. “With the benefit of my long history in Alaska, I am confident the region remains one of the best mining jurisdictions in the world and I believe in Livengood as a world-class multi-million ounce gold project. With Tom Yip, as CFO and Karl Hanneman, as Alaska General Manager, along with our strong development and environmental team, we are uniquely positioned to move Livengood forward with a joint venture partner.”

Mr. Irwin is well suited for this phase of the Company’s development with over 40 years of experience in the natural resource industry, including construction, operations, optimization, and permitting major mining projects. Prior to joining ITH, Mr. Irwin served as the Commissioner of the Alaska Department of Natural Resources for six years. As Commissioner, part of his responsibilities included close communication and negotiation with major companies and management of Alaska oil, gas and mining resources, which annually produce several billion dollars of revenue for the State.

Prior to his role with the Alaska Department of Natural Resources, Mr. Irwin held senior positions at the Fort Knox mine located 45 miles southeast of the Livengood project. From 1992 to 1996 Mr. Irwin was Vice-President of Fairbanks Gold Mining, Inc., a subsidiary of AMAX Gold Inc., responsible for engineering at Fort Knox during project design and permitting. From 1996 to 1999 he was Operations Manager responsible for mine start-up and operation and General Manager of the mine from 1999 to 2001. Following these positions he became the Vice President, Business Development for Fairbanks Gold Mining Inc., then a subsidiary of Kinross Gold Corp. Prior to his work in Alaska, Mr. Irwin was General Manager of AMAX Gold's Sleeper Mine in Nevada and manager of AMAX’s Climax mine in Colorado. Mr. Irwin has a degree in Mineral Engineering-Chemistry from the Colorado School of Mines.

International Tower Hill Mines Ltd.	- 2 -	December 23, 2013
NR13-12 Continued

As part of the Company’s reorganization, effective January 1, 2014, Mr. Ewigleben will step down from the Board along with Mr. Dan Carriere, Mr. Tim Haddon and Mr. Roger Taplin; Mr. Anton Drescher, Mr. Mark Hamilton and Mr. Thomas Weng will remain on the Board and Mr. Weng will be the Lead Independent Director of the Board.

Total ITH staff will be reduced by approximately 30% effective January 1, 2014, affecting both the Denver and Fairbanks offices.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest in the world-class Livengood Gold Project, accessible by paved highway 70 miles north of Fairbanks, Alaska, which contains a mineral resource of 731 million Measured tonnes at an average grade of 0.61 g/tonne (14.4 million ounces at 0.3 g/tonne cut-off), 71 million Indicated tonnes at an average grade of 0.56 g/tonne (1.3 million ounces at 0.3 g/tonne cut-off) and 266 million Inferred tonnes at an average grade of 0.52 g/tonne (4.4 million ounces at 0.3 g/tonne cut-off).

Media & Investor Relations Contacts:

Rick Solie, Manager, Community & Government Relations	Michael Moore, Investor Relations
International Tower Hill Mines Ltd.	TMX Equicom, for ITH
855-428-2825 Toll Free	858-886-7813
rsolie@ithmines.com	mmoore@tmxequicom.com

Caution Regarding Forward Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the potential for the Company to identify and secure a joint venture partner for the Livengood Project, the ability of the Company to continue to maintain the necessary environmental baseline activities to maintain the integrity and usability of the five years of historical data already compiled, the ability of the Company to optimize and/or enhance the base case as set out in the Feasibility Study, the ability of the Company to provide shareholder value through securing a joint venture for the Livengood Project, the ability of the Company to advance the Livengood Project, whether incrementally or at all, and to maintain the asset well into 2015, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements. Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the feasibility study also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Information Form filed with certain securities commissions in Canada and the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company’s Livengood property.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.